Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE4 Class A-2
                             Payment Date 07/25/2001

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Servicing Certificate
Beginning Pool Balance                                                               56,467,913.90
Beginning PFA                                                                                 0.00
Ending Pool Balance                                                                  58,036,498.19
Ending PFA Balance                                                                               -
Principal Collections                                                                 3,545,938.91
Principal Draws                                                                       1,614,525.92
Net Principal Collections                                                                        -
Active Loan Count                                                                              939

Current Month Repurchases - Units                                                                -
Current Month Repurchases - Dollars                                                              -


Interest Collections                                                                    393,021.00

Weighted Average Net Loan Rate                                                            7.07388%
Substitution Adjustment Amount                                                                0.00

Note Rate                                                                                 4.05000%

Term Notes                                                                         Amount              Factor
----------                                                                         ------              ------
Beginning Balance                                                                    59,284,000.00       1.0000000
Ending Balance                                                                       59,284,000.00       1.0000000
Principal                                                                                        -       0.0000000
Interest                                                                                200,083.50       3.3750000
Interest Shortfall                                                                            0.00       0.0000000
Security Percentage                                                                        100.00%

Variable Funding Notes                                                             Amount
----------------------                                                             ------
Beginning Balance                                                                             0.00
Ending Balance                                                                                0.00
Principal                                                                                     0.00
Interest                                                                                      0.00
Interest Shortfall                                                                            0.00
Security Percentage                                                                          0.00%


Certificates                                                                            187,410.05



Beginning Overcollateralization Amount                                                  889,260.00
Overcollateralization Amount Increase (Decrease)                                              0.00
Outstanding Overcollateralization Amount                                                889,260.00
Overcollateralization Target Amount                                                     889,260.00

Credit Enhancement Draw Amount                                                                0.00
Unreimbursed Prior Draws                                                                      0.00


                                                                                                       Number         Percent
                                                                                           Balance    of Loans      of Balance
Delinquent Loans (30 Days)                                                              162,448.73        3            0.28%
Delinquent Loans (60 Days)                                                                       -        0            0.00%
Delinquent Loans (90+ Days) (1)                                                                  -        0            0.00%
Foreclosed Loans                                                                                 -        0            0.00%
REO                                                                                           0.00        0            0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                                            Liquidation To-Date
Beginning Loss Amount                                                                         0.00
Current Month Loss Amount                                                                     0.00
Current Month Recoveries                                                                      0.00
Net Ending Loss Amount                                                                        0.00

                                                                               Special Hazard           Fraud       Bankruptcy
Beginning Amount                                                                              0.00            0.00          0.00
Current Month Loss Amount                                                                     0.00            0.00          0.00
Ending Amount                                                                                    -               -             -

Liquidation Loss Distribution Amounts                                                         0.00
Extraordinary Event Losses                                                                    0.00
Excess Loss Amounts                                                                           0.00

Capitalized Interest Account
Beginning Balance                                                                             0.00
Withdraw relating to Collection Period                                                        0.00
Interest Earned (Zero, Paid to Funding Account)                                               0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                          0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Funding Account
Beginning Funding Account Balance                                                     3,705,346.10
Deposit to Funding Account                                                            1,931,412.99
Payment for Additional Purchases                                                     (3,499,997.28)
Ending Funding Account Balance as of Payment Date                                     2,136,761.81
Interest earned for Collection Period                                                     1,389.02
Interest withdrawn related to prior Collection Period                                     2,689.96

Prefunding Account
Beginning Balance                                                                             0.00
Additional Purchases during Revolving Period                                                  0.00
Excess of Draws over Principal Collections                                                    0.00
Total Ending Balance as of Payment Date                                                       0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Reserve Account
Beginning Balance                                                                             0.00
Deposits to Reserve Account for current Payment Date                                          0.00
Withdrawals from Reserve Account for current Payment Date                                     0.00
Total Ending Reserve Account Balance as of current Payment Date                               0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

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